Exhibit 10.2

PROMISSORY NOTE

$125,000.00	May 4, 2009
Lenexa, Kansas

FOR VALUE RECEIVED, ICOP Digital, Inc., a Colorado corporation (“ICOP” or the “Borrower”) promises to pay to the order of PAULSON INVESTMENT COMPANY, INC., an Oregon corporation (“Lender”) the principal sum of One Hundred and Twenty-five Thousand and no/100ths Dollars ($125,000.00) (the “Principal Amount”) together with interest on the outstanding principal from the date set forth above until paid at the per annum rate and under the terms set forth below.

1.	Interest Rate. Interest shall accrue on the portion of the Principal Amount from time to time outstanding at the rate of Ten Percent (10.0%) per annum through July 31, 2009, and thereafter at the interest rate of Fifteen Percent (15.0%) until all principal and interest due and payable under the Note is paid in full. The interest shall be compounded monthly and on the basis of a 360-day year of twelve 30-day months, in arrears, on a proportionate basis.

2.	Maturity Date. The Maturity Date shall be the earlier of (i) the closing of a public or private financing in which the Company receives gross proceeds of at least Two Million Dollars ($2.0 million) or (ii) July 31, 2009 (the “Maturity Date”). If not paid by the Maturity Date, this Note shall become a demand note, with the Principal Amount and all accrued and unpaid interest due and payable Sixty (60) days after demand.

3.	Prepayment. The Note may be prepaid at anytime at the Company’s option without penalty.

4.	Method of Payment. Any payment hereunder shall be made by certified or bank cashier’s check unless Lender has provided Borrower with appropriate wire instructions, in which event, the payment shall be made by wire transfer of “same day” funds.

5.	Default. In the event of an occurrence of any event of default specified below, the Principal Payment shall become immediately due and payable without notice, except as specified below:

(a)	Borrower files a petition to take advantage of any insolvency act; makes an assignment for the benefit of its creditors; commences a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself of a whole or any substantial part of its property; files a petition or answer seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state.

(b)	A court of competent jurisdiction enters an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of Borrower or of the whole or any substantial part of its properties, or approves a petition filed against Borrower seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the Untied States of America or any state; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction assumes custody or control of Borrower or of the whole or any substantial part of its properties; or there is commenced against Borrower any proceeding for any of the foregoing relief and such proceeding or petition remains undismissed for a period of 30 days; or if Borrower by any act indicates its consent to or approval of any such proceeding or petition.

(c)	If (i) any judgment remaining unpaid, unstayed or undismissed for a period of 60 days is rendered against Borrower which by itself or together with all other such judgments rendered against Borrower remaining unpaid, unstayed or undismissed for a period of 60 days, is in excess of $50,000, or (ii) there is any attachment or execution against Borrower’s properties remaining unstayed or undismissed for a period of 60 days which by itself or together with all other attachments and executions against Borrower’s properties remaining unstayed or undismissed for a period of 60 days is for an amount in excess of $50,000.

6.	Successors and Assigns. The Note is transferable and assignable by Lender or any subsequent assignee. All covenants, agreements and undertakings in the Note by or on behalf of any of the parties shall bind and inure to the benefit of the respective successors and assigns of the parties whether so expressed or not.

7.	Notices. Any and all notices, requests, consents and demands required or permitted to be given hereunder shall be in writing and shall be deemed given and received (i) upon personal delivery, (ii) upon the first business day following the receipt of confirmation of facsimile transmission to the telefax number or e-mail address listed below, or (iii) upon the first business day after deposit with an overnight courier for next morning delivery, or (iv) upon the third business day after deposit in the United States mail, by certified or registered mail, postage prepaid.

If to the Lender:

Paulson Investment Company, Inc.

811 S.W. Naito Parkway, Suite 200

Portland, Oregon 97204

Attn: Chester L.F. Paulson

Telephone: (503) 243-6010

Facsimile: (503) 243-6096

E-Mail: chet@plccpdx.com with copy to lorraine@plccpdx.com

If to the Borrower:

ICOP Digital, Inc.

Attn: David Owen

16801 West 116th Street

Lenexa, Kansas 66219

Telephone: (913) 338-5550

Facsimile: (913) 469-1662

E-Mail: dowen@ICOP.com

Any party may change by notice the address to which notices to that party are to be addressed by notifying all of the other parties are provided above.

8.	Waiver/Amendment. Borrower hereby waives presentment for payment, demand, protest and notice of protest for nonpayment of the Note and consents to any extension or postponement of the time of payment or any other indulgence. The Note may only be amended or modified by written agreement signed by Borrower and the Lender.

9.	Expenses. In any action or proceeding for breach of the Note, including nonpayment, the prevailing party in any such dispute shall be entitled to recover all reasonable costs and attorney fees incurred in connection with such action. In addition, Lender shall be entitled to recover from Borrower all reasonable costs of collection, including without limitation, legal fees and expenses incurred in any bankruptcy and/or state insolvency proceeding.

10.	Choice of Law. The Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Oregon. The parties agree that venue for any suit, action, proceeding or litigation arising out of or in relation to this Note will be in any federal or state court in the state of Oregon having subject matter jurisdiction, and the parties hereby submit to the jurisdiction of that Court.

WITH RESPECT TO ANY CLAIM OR ACTION ARISING UNDER THIS NOTE, BORROWER HEREBY (A) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL OR STATE COURTS LOCATED IN THE STATE OF OREGON (B) IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE BROUGHT IN ANY SUCH COURT, IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER IRREVOCABLY WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH CLAIM, SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY.

***SIGNATURE ON FOLLOWING PAGE***

IN WITNESS WHEREOF, the Note has been executed and delivered on the date specified on the first page hereof by the duly authorized representative of Borrower.

“BORROWER”

ICOP Digital, Inc.
a Colorado corporation

By:	/s/ David C. Owen
Its:	Chairman & CEO

Accepted:

“LENDER”

Paulson Investment Company, Inc. an Oregon Corporation

By:	/s/ Lorraine Maxfield, CFA
Its:	Sr. VP, Corp. Fin.

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